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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2011 (except for Note 12, as to which the date is March 31, 2011), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-170749) and related Prospectus of Tranzyme, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 31, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm